Exhibit 10(v)

Summary of Financial Planning Program for Executive Officers

The Company provides a financial planning program for executive officers under which each may engage a third party to provide financial planning services and receive reimbursement from the Company of up to twenty-thousand dollars ($20,000) annually. Key aspects of the program include individual financial and benefits counseling and income tax preparation, with services to extend for up to one year following retirement, termination without cause, disability or death.